UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 9, 2006

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PARLUX FRAGRANCES, INC.

(Exact name of registrant as specified in its charter)

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DELAWARE	0-15491	22-2562955
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3725 S.W. 30th Avenue, Fort Lauderdale, Florida 33312

(Address of Principal Executive Office) (Zip Code)

954-316-9008

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events

On October 9, 2006, Parlux Fragrances, Inc. (the “Company”) was informed by Perry Ellis International of its decision not to consent to the sale of the Perry Ellis fragrance rights to Victory International (USA) LLC (“Victory”). On August 16, 2006, the Company had entered into a letter of intent, subject to certain approvals, to sell its Perry Ellis fragrance rights to Victory for a total of up to $140 million: $120 million over a five-year period for the fragrance rights and up to $20 million for inventory.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits.

Exhibit No.	Description

99.1	Press release dated October 11, 2006 (furnished herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PARLUX FRAGRANCES, INC.

By:	/s/ FRANK A. BUTTACAVOLI
Frank A. Buttacavoli, Executive Vice President, Chief Operating Officer and Chief Financial Officer

Date:  October 11, 2006

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated October 11, 2006 (furnished herewith)